Exhibit 99.1

World Kinect Corporation Reports Second Quarter 2023 Results
Second Quarter 2023 Highlights
•Gross profit increased 11% to $282 million
•Net income increased 23% to $30 million
•GAAP diluted earnings and adjusted diluted earnings per share of $0.48
•Adjusted EBITDA increased 29% to $99 million
MIAMI—July 27, 2023—World Kinect Corporation (NYSE: WKC) today reported financial results for the second quarter of 2023.
Results compared to the same period last year are as follows (unaudited - in millions, except percentages and per share data):

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change
Volume (1)	4,465	4,651	(4)%	8,937	9,127	(2)%
Revenue	$10,981	$17,122	(36)%	$23,462	$29,504	(20)%
Gross profit	$282	$253	11%	$544	$484	12%
Income from operations	$76	$53	43%	$140	$94	49%
Income from operations as a percentage of gross profit	27%	21%		26%	19%
Adjusted income from operations	$76	$54	41%	$141	$96	47%
Adjusted income from operations as a percentage of gross profit	27%	21%		26%	20%
Diluted earnings (loss) per common share	$0.48	$0.39	23%	$0.84	$0.80	5%
Adjusted diluted earnings (loss) per common share	$0.48	$0.41	17%	$0.84	$0.83	1%
(1)Includes gallons and gallon equivalents converted as described in the table below.
"It has been an exciting quarter for World Kinect, and I am proud of our team's effort toward meeting our customers' complex energy needs in the most efficient manner possible," stated Michael J. Kasbar, chairman and chief executive officer. "Changing our corporate name as part of our recent annual shareholder meeting is just one example of our ongoing commitment to that mission, and our second quarter results continue to demonstrate our focus on maximizing returns while also investing in our future by expanding our suite of sustainability-related products and services and broader technology-enabled solutions."
"I am very pleased with our accomplishments this quarter, delivering solid operating cash flow while also diversifying our capital structure by successfully completing our first ever bond offering, and repurchasing $50 million of shares," said Ira M. Birns, executive vice president and chief financial officer. "We are now focused on delivering solid results in our seasonally strongest third quarter and we remain optimistic about our performance outlook for the balance of the year and into 2024."

Corporate Updates
•The Company changed its corporate name from World Fuel Services to World Kinect
•The Company's shareholders approved a proposal to change its corporate name at the 2023 Annual Meeting, and the Company began trading under its new name and changed its ticker symbol on the NYSE from INT to WKC effective June 16, 2023.
•This change is intended to better reflect the Company's ongoing transformation into a more resilient, diversified energy and solutions provider, as well as its commitment to continuing to evolve alongside customers as the energy transition unfolds.
•The Company is working to support customers' core energy requirements today, while also expanding its suite of products and services, to meet the growing need for lower-carbon energy sources and solutions that empower them to more successfully navigate their sustainability journeys.

•The Company issued $350 million of 3.250% Convertible Senior Notes due 2028 (the "Notes")
•The transition not only served to diversify the Company's capital structure, but was structured to significantly protect equity investors from dilution while also allowing the Company to reduce its interest expense.
•Dilution upon a conversion of the Notes will be mitigated as a result of the related bond hedge and warrant transactions, which increased the effective conversion price of the Notes to $40.14 per share.
•The Company has the option to further minimize dilution in the future by electing to deliver the value of any conversion obligation owed in excess of the principal amount of the Notes in cash, equity or a combination thereof.
Second Quarter 2023 Segment Profitability
•Aviation – Gross profit of $128 million, an increase of 143% year-over-year, primarily attributable to the impact of significant inventory losses arising from significant price volatility and extreme backwardation experienced during the second quarter of 2022. Gross profit also benefited from higher margins driven by our focus on maintaining returns in a higher interest rate environment.
•Land – Gross profit of $111 million, a decrease of 9% year-over-year, primarily driven by our liquid fuel business in North America, as well as our U.K. business, which benefited from significant price volatility in the first half of 2022. This decrease was partially offset by improved performance in our sustainability-related activities.
•Marine – Gross profit of $42 million, a decrease of 46% year-over-year, principally due to the significant benefit from near record bunker fuel prices and heightened market volatility in the second quarter of 2022.
Year-to-Date 2023 Compared to 2022
Highlights
•Gross profit of $544.4 million, an increase of 12% year-over-year.
•Net income of $52.7 million, an increase of 4% year-over-year.
•Adjusted EBITDA of $185.7 million, an increase of 23% year-over-year.
Segment Profitability
•Aviation – Gross profit of $228.8 million, an increase of 96% year-over-year.
•Land – Gross profit of $221.6 million, a decrease of 8% year-over-year.
•Marine – Gross profit of $94.0 million, a decrease of 25% year-over-year.

Earnings Conference Call
An investor conference call will be held today, July 27, 2023, at 5:00 PM Eastern Time to discuss second quarter results. Participants can access the live webcast or participate by phone by visiting the company’s website at https://ir.worldkinect.com. To join the conference call by phone, participants must pre-register and will then receive dial-in information and a PIN enabling access to the call. A replay of the webcast will be available and can be accessed in the same manner as the live webcast on the Company’s website through August 9, 2023.
About World Kinect Corporation
Headquartered in Miami, Florida, World Kinect Corporation (NYSE: WKC) is a leading global energy management company, offering a broad suite of solutions across the energy product spectrum. In addition to our core energy and fuel offerings to customers in the transportation sector, we provide advisory services, sustainability and renewable energy solutions, as well as supply fulfillment for natural gas and power. We continue to focus on advancing the energy transition to lower carbon alternatives through expanding our portfolio of energy solutions and providing customers with greater access to sustainably sourced energy.
For more information, visit https://corp.worldkinect.com.
Contacts:
Ira M. Birns, Executive Vice President & Chief Financial Officer
Elsa Ballard, Vice President of Investor Relations

investor@worldkinect.com
Definitions and Non-GAAP Financial Measures
This press release makes reference to "Net income." Net income means Net income attributable to World Kinect as presented in the Statements of Income and Comprehensive Income.
This press release contains non-GAAP financial measures (collectively, the "Non-GAAP Measures"), including the following:
•adjusted income from operations;
•adjusted income from operations as a percentage of gross profit;
•adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA");
•adjusted net income attributable to World Kinect; and
•adjusted diluted earnings per common share.
The Non-GAAP Measures exclude acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs associated with our acquisitions, and non-operating legal settlements primarily because we do not believe they are reflective of our core operating results.
We believe that the Non-GAAP Measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the Non-GAAP Measures may not be comparable to the presentation of such metrics by other companies.

Adjusted net income attributable to World Kinect is defined as net income (loss) attributable to World Kinect excluding the impact of acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs, and non-operating legal settlements.
Adjusted diluted earnings per common share is computed by dividing adjusted net income attributable to World Kinect and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested restricted stock units outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued.
Adjusted EBITDA is defined as net income (loss) excluding the impact of interest, income taxes, and depreciation and amortization, in addition to acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on sale of businesses, integration costs, and non-operating legal settlements.
Adjusted income from operations is defined as Income from operations excluding the impact of acquisition and divestiture related expenses, restructuring charges, impairments, and integration costs. Adjusted income from operations as a percentage of gross profit is computed by dividing adjusted income from operations by gross profit.
Investors are encouraged to review the reconciliation of these Non-GAAP Measures to their most directly comparable GAAP financial measures in this press release and on our website.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "could," "would," "will," "will be," "will continue," "plan," or words or phrases of similar meaning. Specifically, this release includes forward-looking statements regarding expectations for our future plans and performance, the expansion of our certain of our products and services, including those relating to sustainability, and the development of our business following our recent name change. Our forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission ("SEC") filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts; sudden changes in the market price of fuel or extremely high or low fuel prices that continue for an extended period of time; adverse conditions in the industries in which our customers operate; our inability to effectively mitigate certain financial risks and other risks associated with derivatives and our physical fuel products; relationships with our employees and potential labor disputes associated with employees covered by collective bargaining agreements; our failure to comply with restrictions and covenants governing our outstanding indebtedness; the impact of cyber and other information security related incidents; changes in the political, economic or regulatory environment generally and in the markets in which we operate, such as the current conflict in Eastern Europe; greenhouse gas reduction programs and other environmental and climate change legislation adopted by governments around the world, including cap and trade regimes, carbon taxes, increased efficiency standards and mandates for renewable energy, each of which could increase our operating and compliance costs as well as adversely impact our sales of fuel products; changes in credit terms extended to us from our suppliers; non-performance of suppliers on their sale commitments and customers on their purchase commitments; non-performance of third-party service providers; our ability to effectively integrate and derive benefits from acquired businesses; our ability to meet financial forecasts associated with our operating plan; lower than expected cash flows and revenues, which could impair our ability to realize the value of recorded intangible assets and goodwill; the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs; currency exchange fluctuations; inflationary pressures and their impact on our customers or the global economy, including sudden or significant increases in interest rates or a global recession; our ability to effectively leverage technology and operating systems and realize the anticipated benefits; failure to meet fuel and other product specifications agreed with our customers; environmental and other risks associated with the storage, transportation and delivery of petroleum products; reputational harm from adverse publicity arising out of spills, environmental contamination or public perception about the impacts on climate change by us or other companies in our industry; risks associated with operating in high-risk locations, including supply disruptions, border closures and other logistical difficulties that arise when working in these areas; uninsured or underinsured losses; seasonal variability that adversely affects our revenues and operating results, as well as the impact of natural disasters, such as earthquakes, hurricanes and wildfires; declines in the value and liquidity of cash equivalents and investments; our ability to retain and attract senior management and other key employees; changes in U.S. or foreign tax laws, interpretations of such laws, changes in the mix of taxable income among different tax jurisdictions, or adverse results of tax audits, assessments, or disputes; our failure to generate sufficient future taxable income in jurisdictions with material deferred tax assets and net operating loss carryforwards; the impact of the U.K.'s exit from the European Union, known as Brexit, on our business, operations and financial condition; our ability to comply with U.S. and international laws and regulations, including those related to anti-corruption, economic sanction programs and environmental matters; the outcome of litigation and other proceedings, including the costs associated in defending any actions; and other risks detailed from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD KINECT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	June 30, 2023	December 31, 2022
Assets:
Current assets:
Cash and cash equivalents	$293.9	$298.4
Accounts receivable, net of allowance for credit losses of $15.2 million and $14.1 million as of June 30, 2023 and 2022, respectively	2,473.3	3,294.1
Inventories	552.6	779.9
Prepaid expenses	84.8	83.6
Short-term derivative assets, net	212.3	302.1
Other current assets	428.2	479.9
Total current assets	4,045.1	5,238.1
Property and equipment, net	507.3	484.2
Goodwill	1,236.6	1,233.0
Identifiable intangible assets, net	318.1	336.2
Other non-current assets	854.8	873.2
Total assets	$6,961.9	$8,164.6
Liabilities:
Current liabilities:
Current maturities of long-term debt	$61.6	$15.8
Accounts payable	2,708.7	3,529.5
Short-term derivative liabilities, net	212.1	325.2
Accrued expenses and other current liabilities	589.7	738.2
Total current liabilities	3,572.0	4,608.6
Long-term debt	816.2	829.9
Other long-term liabilities	608.4	735.3
Total liabilities	4,996.6	6,173.8
Commitments and contingencies
Equity:
World Kinect shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 60.2 and 62.0 issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	0.6	0.6
Capital in excess of par value	107.2	182.4
Retained earnings	1,998.2	1,962.5
Accumulated other comprehensive income (loss)	(146.9)	(160.6)
Total World Kinect shareholders' equity	1,959.1	1,984.9
Noncontrolling interest	6.2	5.9
Total equity	1,965.2	1,990.7
Total liabilities and equity	$6,961.9	$8,164.6

WORLD KINECT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$10,980.7	$17,122.1	$23,462.3	$29,504.1
Cost of revenue	10,699.0	16,868.7	22,917.9	29,019.8
Gross profit	281.7	253.4	544.4	484.4
Operating expenses:
Compensation and employee benefits	125.1	118.3	244.2	233.2
General and administrative	80.8	82.3	159.8	157.1
Asset impairments	0.3	—	0.3	—
Total operating expenses	206.2	200.6	404.3	390.3
Income from operations	75.5	52.8	140.1	94.1
Non-operating income (expenses), net:
Interest expense and other financing costs, net	(32.5)	(26.5)	(66.8)	(40.9)
Other income (expense), net	(2.8)	(4.0)	(6.3)	1.7
Total non-operating income (expense), net	(35.3)	(30.5)	(73.1)	(39.2)
Income (loss) before income taxes	40.3	22.3	67.0	54.9
Provision for income taxes	9.8	(2.5)	14.0	3.8
Net income (loss) including noncontrolling interest	30.5	24.8	53.0	51.1
Net income (loss) attributable to noncontrolling interest	0.5	0.4	0.3	0.4
Net income (loss) attributable to World Kinect	$29.9	$24.4	$52.7	$50.7
Basic earnings (loss) per common share	$0.48	$0.39	$0.85	$0.81
Basic weighted average common shares	62.3	62.2	62.4	62.8
Diluted earnings (loss) per common share	$0.48	$0.39	$0.84	$0.80
Diluted weighted average common shares	62.5	62.4	62.8	63.2
Comprehensive income:
Net income (loss) including noncontrolling interest	$30.5	$24.8	$53.0	$51.1
Other comprehensive income (loss):
Foreign currency translation adjustments	9.1	(35.7)	14.8	(45.1)
Cash flow hedges, net of income tax expense (benefit) of $0.6 and $9.8 for the three months ended June 30, 2023 and 2022, respectively, and net of income tax expense (benefit) of ($0.2) and $2.8 for the six months ended June 30, 2023 and 2022, respectively	1.1	27.1	(1.1)	7.8
Total other comprehensive income (loss)	10.2	(8.7)	13.7	(37.3)
Comprehensive income (loss) including noncontrolling interest	40.7	16.1	66.8	13.7
Comprehensive income (loss) attributable to noncontrolling interest	0.5	0.4	0.3	0.4
Comprehensive income (loss) attributable to World Kinect	$40.1	$15.7	$66.4	$13.4

WORLD KINECT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$30.5	$24.8	$53.0	$51.1
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Unrealized (gain) loss on derivatives	(52.0)	(0.8)	(146.1)	(16.3)
Depreciation and amortization	25.8	26.3	51.7	53.5
Provision for credit losses	2.2	2.6	2.5	4.6
Share-based payment award compensation costs	4.0	3.1	10.1	6.7
Deferred income tax expense (benefit)	2.7	(11.6)	(0.1)	(15.6)
Unrealized foreign currency (gains) losses, net	5.0	(1.5)	(13.8)	(5.2)
Other	(0.3)	—	(0.5)	(1.3)
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	524.6	(487.7)	820.4	(1,539.0)
Inventories	66.6	(242.4)	228.0	(383.0)
Prepaid expenses	(3.4)	(29.7)	(1.4)	(26.6)
Short-term derivative assets, net	80.1	(112.2)	243.2	(322.8)
Other current assets	(35.1)	(23.6)	(26.3)	48.7
Cash collateral with counterparties	84.6	179.1	181.5	235.4
Other non-current assets	(5.3)	(55.0)	50.7	(163.9)
Accounts payable	(523.6)	506.9	(845.8)	1,503.5
Short-term derivative liabilities, net	(83.8)	143.6	(248.7)	311.6
Accrued expenses and other current liabilities	(77.6)	(25.0)	(131.5)	(3.2)
Other long-term liabilities	(1.5)	146.0	(40.3)	232.6
Net cash provided by (used in) operating activities	43.5	42.8	186.5	(29.2)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	—	—	(639.4)
Capital expenditures	(27.7)	(21.0)	(46.5)	(37.7)
Other investing activities, net	(4.9)	(0.1)	(9.6)	(1.4)
Net cash provided by (used in) investing activities	(32.5)	(21.2)	(56.1)	(678.5)
Cash flows from financing activities:
Borrowings of debt	1,120.3	2,027.1	3,221.3	3,772.9
Repayments of debt	(1,307.2)	(1,875.1)	(3,531.4)	(3,244.9)
Issuance of Convertible Notes	350.0	—	350.0	—
Dividends paid on common stock	(8.6)	(7.6)	(17.3)	(15.0)
Repurchases of common stock	(50.0)	(35.0)	(50.0)	(48.7)
Purchase of convertible note hedges	(70.5)	—	(70.5)	—
Sale of warrants	40.0	—	40.0	—
Payments of deferred consideration for acquisitions	(2.0)	—	(62.8)	(10.0)
Other financing activities, net	(8.3)	(2.0)	(8.6)	(3.3)
Net cash provided by (used in) financing activities	63.6	107.3	(129.3)	451.0
Effect of exchange rate changes on cash and cash equivalents	2.7	(9.4)	(5.6)	(9.7)
Net increase (decrease) in cash and cash equivalents	77.2	119.6	(4.5)	(266.4)
Cash and cash equivalents, as of the beginning of the period	216.7	266.2	298.4	652.2
Cash and cash equivalents, as of the end of the period	$293.9	$385.8	$293.9	$385.8

WORLD KINECT CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

Reconciliation of GAAP to Non-GAAP financial measures:	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2023		2022		2023		2022
	Net Income	Earnings per Share	Net Income	Earnings per Share	Net Income	Earnings per Share	Net Income	Earnings per Share
Net income and Diluted earnings per common share	$29.9	$0.48	$24.4	$0.39	$52.7	$0.84	$50.7	$0.80
Acquisition and divestiture related expenses	0.5	0.01	0.1	—	0.5	0.01	0.6	0.01
Loss (gain) on sale of business	(0.6)	(0.01)	—	—	(0.6)	(0.01)	—	—
Asset impairments	0.3	0.01	—	—	0.3	0.01	—	—
Integration costs	—	—	1.1	0.02	—	—	1.4	0.02
Loss on debt extinguishment	—	—	0.7	0.01	—	—	0.7	0.01
Income tax impacts	—	—	(0.5)	(0.01)	—	—	(0.7)	(0.01)
Adjusted net income and Adjusted diluted earnings per common share	$30.1	$0.48	$25.8	$0.41	$52.9	$0.84	$52.6	$0.83

Reconciliation of GAAP to Non-GAAP financial measures:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) including noncontrolling interest	$30.5	$24.8	$53.0	$51.1
Interest expense and other financing costs, net	32.5	26.5	66.8	40.9
Provision (benefit) for income taxes	9.8	(2.5)	14.0	3.8
Depreciation and amortization	25.8	26.3	51.7	53.5
EBITDA	98.6	75.1	185.5	149.3
Acquisition and divestiture related expenses	0.5	0.1	0.5	0.6
Loss (gain) on sale of business	(0.6)	—	(0.6)	—
Asset impairments	0.3	—	0.3	—
Integration costs	—	1.1	—	1.4
Adjusted EBITDA	$98.8	$76.4	$185.7	$151.2

Reconciliation of GAAP to Non-GAAP financial measures:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Income from operations	$75.5	$52.8	$140.1	$94.1
Acquisition and divestiture related expenses	0.5	0.1	0.5	0.6
Asset impairments	0.3	—	0.3	—
Integration costs	—	1.1	—	1.4
Adjusted Income from Operations	$76.3	$54.1	$140.9	$96.0

WORLD KINECT CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Revenue:	2023	2022	2023	2022
Aviation segment	$5,194.4	$7,843.5	$11,417.2	$12,854.0
Land segment	3,642.3	5,431.8	7,533.5	9,812.6
Marine segment	2,144.0	3,846.8	4,511.6	6,837.5
Total revenue	$10,980.7	$17,122.1	$23,462.3	$29,504.1
Gross profit:
Aviation segment	$128.2	$52.8	$228.8	$117.0
Land segment	111.5	122.4	221.6	242.2
Marine segment	42.0	78.2	94.0	125.2
Total gross profit	$281.7	$253.4	$544.4	$484.4
Income from operations:
Aviation segment	$58.1	$(6.9)	$92.1	$0.7
Land segment	24.6	33.0	50.8	66.3
Marine segment	19.8	52.7	50.6	75.9
Corporate overhead - unallocated	(27.0)	(26.0)	(53.4)	(48.8)
Total income from operations	$75.5	$52.8	$140.1	$94.1

SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Volume (Gallons):	2023	2022	2023	2022
Aviation Segment	1,846.6	1,831.2	3,623.7	3,486.6
Land Segment (1)	1,507.6	1,531.7	3,072.3	3,114.3
Marine Segment (2)	1,111.2	1,288.3	2,241.2	2,526.5
Consolidated Total	4,465.4	4,651.1	8,937.1	9,127.4
(1)Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our power business.
(2)Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 4.2 and 4.9 for the three months ended June 30, 2023 and 2022, respectively; and 8.5 and 9.6 for the six months ended June 30, 2023 and 2022, respectively.